EXHIBIT 10.6

EXHIBIT 10.6

June 3, 2019

Christian Boas
Rue du Moulin 12, 1310 La Hulpe (Belgium)

Emile Boas
Avenue du Beau Feuillage 1A, 1950 Kraainem (Belgium)

Dreda / Sylvie Boas
Avenue E. Van Becelaere 103, 1170 Watermael-Boitsfort (Belgium)

RE: Confirmation of Target Revenue Numbers

Dear Sir/Madam,

We refer to the agreement for the sale and purchase of the shares of S.R.I.F. NV among Christian Boas, Emile Boas, Dreda general partnership under Belgian law and Sylvie Boas (together, the "Sellers"), Spirit AeroSystems Belgium Holdings BVBA (the "Purchaser") and Spirit AeroSystems Holdings, Inc. (together with the Purchaser, "Spirit"), as amended by the Letter Agreements dated March 19, 2019, March 27, 2019, and May 3, 2019 and as restated in part on May 14, 2019 (the "Agreement").

The Parties have agreed that the 2020 Target Revenue, 2021 Target Revenue and 2022 Target Revenue, for purposes of determining the Annual Revenue of the Group Companies in the Agreement, shall be the amounts set forth on Schedule 1 hereto. The Parties acknowledge and agree that this letter agreement has been negotiated by the Parties in good faith.

This letter agreement constitutes a written agreement by and among the Parties as set forth in Clause 25.8 of the Agreement.

All terms used but not defined herein shall have the meaning set forth in the Agreement. Clause 26 of the Agreement shall apply also to this letter agreement.

Yours faithfully on behalf of Spirit,

/s/ Sam J. Marnick
Mrs. Sam J. Marnick

June 3, 2019

For acknowledgement and acceptance,
On behalf of the Sellers:

/s/ Mr. Christian Boas
Mr. Christian Boas
Date: June 3, 2019

/s/ Mr. Emile Boas
Mr. Emile Boas
Date: June 3, 2019

/s/ Mrs. Sylvie Boas
Mrs. Sylvie Boas
Date: June 3, 2019

/s/ Mrs. Sylvie Boas
Dreda General Partnership
Mrs. Sylvie Boas
Director
Date: June 3, 2019

Cc: Eubelius CVBA
Marieke Wyckaert and Matthias Wauters
Avenue Louise 99, 1050 Brussels (Belgium)